CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 27, 1995 included in Pioneer Tax-Free State Series Trust's 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Tax-Free State Series Trust Post-Effective Amendment No. 4 and Amendment No. 5 to Registration File Nos. 33-54306 and 811-37336, respectively.




                                           ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 24, 1996